UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 29, 2025
Jacobs Solutions Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		88-1121891
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 3500	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the 2025 Annual Meeting of Shareholders of Jacobs Solutions Inc. (“the Company”) held on January 29, 2025
(the “Annual Meeting”), the Company’s shareholders approved five separate amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove the supermajority voting requirements required for (i) changes to the authorized number of shares of preferred stock; (ii) bylaws amendments; (iii) certain significant transactions; (iv) certain Charter amendments; and (v) certain voluntary reorganizations (collectively, the “Supermajority Amendments”). The Company’s Board of Directors had previously approved the Supermajority Amendments, conditioned upon receipt of shareholder approval at the Annual Meeting. On January 29, 2025, the Company filed a certificate of amendment to the Charter with the Secretary of State of the State of Delaware (the “Secretary of State”) to adopt the Supermajority Amendments (the “Certificate of Amendment”). Thereafter, on January 30, 2025, the Company filed a Restated Certificate of Incorporation (the “Restated Charter”) with the Secretary of State reflecting the incorporation of the Supermajority Amendments. The Company also amended and restated its bylaws on January 29, 2025 (the “Amended and Restated Bylaws”) to reflect shareholder approval of the Supermajority Amendment regarding bylaw amendments.
The foregoing descriptions of the Certificate of Amendment, the Restated Charter and the Amended and Restated Bylaws do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Certificate of Amendment, the Restated Charter and the Amended and Restated Bylaws, which are filed as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 5.07	Submission of Matter to a Vote of Security Holders
As described above, the Company held its Annual Meeting on January 29, 2025. At the Annual Meeting, shareholders voted on eight proposals that are described in detail in the proxy statement for the Annual Meeting. Shareholders (i) elected ten directors to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2026 Annual Meeting of Shareholders; (ii) approved, on an advisory basis, the Company’s executive compensation; (iii) approved five separate amendments to the Charter to adopt the Supermajority Amendments; and (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2025.
The total number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 124,017,105, of which 107,240,691 shares, or 86.47%, were present in person, via the virtual meeting platform, or by proxy, constituting a quorum.
The final voting results for each of the proposals properly submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below.

Proposal No. 1: Election of Directors

	For	Against	Abstain
Robert V. Pragada	92,617,347	2,624,148	160,426
Louis V. Pinkham	95,042,982	189,219	169,720
Priya Abani	94,984,458	247,577	169,886
Michael Collins	95,073,017	163,750	165,154
Manny Fernandez	94,668,845	568,004	165,072
Mary M. Jackson	95,080,284	159,737	161,900
Georgette D. Kiser	91,206,496	4,035,916	159,509
Robert A. McNamara	94,409,591	829,606	162,724
Peter J. Robertson	86,791,966	8,443,837	166,118
Julie A. Sloat	94,786,594	454,262	161,065
There were 11,838,770 broker non-votes in the election of directors.
Proposal No. 2: Advisory Vote to Approve the Company’s Executive Compensation

For	Against	Abstain
92,080,964	2,683,204	637,753
There were 11,838,770 broker non-votes on the proposal.

Proposal No. 3: Vote to Approve the Amendment of the Charter to Remove the Supermajority Voting Requirement for Changes to the Authorized Number of Shares of Preferred Stock

For	Against	Abstain
94,718,752	559,016	124,153
There were 11,838,770 broker non-votes on the proposal.
Proposal No. 4: Vote to Approve the Amendment of the Charter to Remove the Supermajority Voting Requirement for Bylaw Amendments

For	Against	Abstain
94,692,378	582,713	126,830

There were 11,838,770 broker non-votes on the proposal.
Proposal No. 5: Vote to Approve the Amendment of the Charter to Remove the Supermajority Voting Requirement for Certain Significant Transactions

For	Against	Abstain
94,680,466	590,760	130,695

There were 11,838,770 broker non-votes on the proposal.

Proposal No. 6: Vote to Approve the Amendment of the Charter to Remove the Supermajority Voting Requirement for Certain Charter Amendments

For	Against	Abstain
94,675,052	597,786	129,083

There were 11,838,770 broker non-votes on the proposal.
Proposal No. 7: Vote to Approve the Amendment of the Charter to Remove the Voluntary Reorganization Provision

For	Against	Abstain
94,658,463	503,819	239,639

There were 11,838,770 broker non-votes on the proposal.
Proposal No. 8: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 26, 2025

For	Against	Abstain
100,063,551	6,944,927	232,213
There were no broker non-votes on the proposal.

Item 9.01	Financial Statements and Exhibits
(d)Exhibits:

3.1	Certificate of Amendment to Jacobs Solution Inc.’s Amended and Restated Charter.
3.2	Jacobs Solutions Inc. Restated Certificate of Incorporation
3.3	Jacobs Solutions Inc. Amended and Restated Bylaws, dated as of January 29, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 3, 2025

JACOBS SOLUTIONS INC.

By:	/s/ Venk Nathamuni
Venk Nathamuni
President
Chief Financial Officer
(Principal Financial Officer)